                                                            EXHIBIT 10(iv)(a)(5)


                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into as of this 28th day of April, 1999, by and among CAPITOL QUEEN & CASINO, INC., a Missouri corporation, as debtor and debtor-in-possession ("Seller") and The Delta Queen Steamboat Co., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         A. Seller is the debtor and debtor-in-possession in proceedings filed under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Nevada (the "Bankruptcy Court"), Case No. BK-S-98-22172 (the "Bankruptcy Case").

         B. Seller is the sole and exclusive owner of a casino riverboat commonly known as the M/V Capitol Queen, and of certain assets useful for the operation of the M/V Capitol Queen (collectively referred to herein as the "Riverboat");

         C. Purchaser desires to acquire from Seller, and Seller desires to sell to Buyer, the Riverboat on an "as is, where is" basis, free and clear of all liens, claims and encumbrances with any and all such liens, claims and encumbrances to attach to the proceeds, all upon and subject to the terms and conditions hereinafter set forth.

         D. The Bankruptcy Court approved the retention of Plant & Machinery, Inc. and Continental Plants, Inc. as joint selling agent (collectively, the "Selling Agent").

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF RIVERBOAT

         1.1 Sale. At the closing ("Closing") hereunder, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, on an "as is, where is" basis, and subject to the terms and conditions of this Agreement, and pursuant to Section 363(b) of Title 11 U.S. Code (the "Bankruptcy Code") all right, title and interest of Seller in and to the Riverboat, including the assets, properties and rights of Seller relating to the Riverboat in the Seller's possession, custody and control, including without limitation all information, files, records, data, plans, blueprints, mechanical and other specifications, correspondence with any governmental agencies, including the United States Coast Guard, correspondence with any classification societies, and recorded knowledge, related to the foregoing and other books and records of Seller relating to the Riverboat, in each case to the extent, but only to the extent, presently owned by and in the possession of Seller or its agents (collectively "information").

         1.2 Purchase. At the Closing hereunder, Purchaser shall purchase the Riverboat from Seller, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as hereinafter defined).


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

         1.3 Purchase Price. The "Purchase Price" shall be an amount equal to $3,200,000 in cash, inclusive of the buyer's premium owed to the Selling Agent.

         1.4 Deposit. Upon execution of this Agreement, Purchaser shall deliver to Seller's counsel, Bernhard and Leslie, Chtd. ("BLC"), a deposit in the amount of $320,000 (the "Deposit"), subject to the terms of Section 6 hereof. The Deposit shall be subject to a letter agreement between Purchaser and BLC in the form attached as Exhibit A.

         1.5 Payment at Closing. On the Closing Date Purchaser shall pay the balance of the Purchase Price of $2,880,000 by wire transfer to such bank account as shall be designated in writing by Seller to Purchaser.

         1.6 Liabilities. Purchaser shall not assume, pay, discharge, perform or in any way be responsible or liable for any claims, liabilities or obligations of Seller, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         1.7 Physical Inventory. The inventory ("Inventory") listed on Exhibit B annexed hereto has been identified by Purchaser as located on or within the Riverboat, and shall be conveyed to Purchaser with the Riverboat. Seller has not inspected the Inventory and makes no representation or warranty as to the presence of any items on or in the Riverboat.

                                   ARTICLE II
        CLOSING DELIVERIES, THIRD PARTY CONSENTS, AND FURTHER ASSURANCES

         2.1 Closing. The closing of the sale and purchase of the Riverboat and the other transactions contemplated hereunder shall take place on the first business day following the entry of an order substantially in the form annexed hereto as Exhibit C by the Bankruptcy Court authorizing the sale of the Riverboat pursuant hereto ("Order"), provided that no stay of the effectiveness of the Order shall be in effect ("Closing Date"). The closing shall take place at the offices of Bernhard & Leslie, Chtd., 3980 Howard Hughes Parkway, Suite 550, Las Vegas, Nevada 89109, or on such other date and at such other place as the parties may mutually agree. In the event that the Order is stayed, the parties shall remain obligated to close for ten days. If the stay has not been vacated within such ten-day period, either Purchaser or Seller may terminate this Agreement.

         2.2 Items to be Delivered by Seller at Closing. At the Closing and subject to the terms and conditions herein contained, Seller shall deliver to Purchaser the following:

                  (a) a bill of sale (including United States Coast Guard Form CG-1340 bill of sale for the Riverboat), and such other good and sufficient instruments and documents of conveyance and transfer in form reasonably satisfactory to Purchaser and its counsel as shall be necessary to transfer to, and vest in, Purchaser all of Seller's right, title and interest in and to the Riverboat and the Inventory, including good and valid title in and to the Riverboat and the Inventory, free and clear of any and all liens, claims or encumbrances pursuant to
         Section 363(f) of the Bankruptcy Code; and

                  (b) all Information belonging to Seller which are part of the Riverboat and which are in the possession of Seller;



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and shall take all such steps as may be reasonably required to put Purchaser in actual possession and operating control of the Riverboat as of the Closing.

         2.3 Further Assurances. Seller shall, from time to time after the Closing, at Purchaser's request and without further consideration but without the obligation of Seller to incur expense of any kind, use its reasonable efforts to execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, and certifications as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Riverboat.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 Disclaimer of Warranty. Purchaser acknowledges and agrees that it is relying solely upon its own investigation as to the condition of the Riverboat and is purchasing the Riverboat on an AAS IS, WHERE IS@ basis, with all faults, latent and patent. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT SELLER AND SELLING AGENT HAVE NOT MADE AND ARE NOT HEREBY MAKING AND EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO THE CONDITION OF THE RIVERBOAT, EITHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR USE, SEAWORTHINESS, ENVIRONMENTAL CONSIDERATIONS OR REQUIREMENTS FOR LICENSES, PERMITS OR BONDS THAT MAY BE NEEDED FOR USE), ON WHICH PURCHASER IS OR MAY BE RELYING AS TO THE CONDITION OF THE RIVERBOAT (INCLUDING ANY ASSETS USED IN THE OPERATION OF THE RIVERBOAT) OR COMPLIANCE WITH ANY RELEVANT LAWS, RULES OR REGULATIONS, OR ANY OTHER REPRESENTATIONS OR WARRANTIES.

         3.2 No Pending Litigation. Seller hereby represents and warrants to Purchaser that to the best of Seller's knowledge, (a) no litigation, including any arbitration or other proceeding of or before any court, governmental authority or arbitration panel is pending or threatened against Seller which relates to the Riverboat, the Inventory or the transactions contemplated by this Agreement, and (b) other than the Bankruptcy Case, the Riverboat is not subject to the provisions of any judgment, order, writ, injunction, decree or award of any governmental authority which could have an adverse effect on the Riverboat, the Inventory or the transactions contemplated hereby.

         3.3      Citizenship. Seller represents and warrants to Purchaser that:
(a) it is a corporation duly organized and existing under the laws of the State of Missouri; (b) its President (and any other chief executive officer, if any) are citizens of the United States; (c) the Chairman of the Board is a citizen of the United States; (d) no more of its directors are non-citizens of the United States than a minority of the number necessary to constitute a quorum; and (e) at least 75% of the stock interest in Seller is owned by a corporation of which 75% of its stock interest is owned by citizens of the United States.


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

                                   ARTICLE IV
                       CONDITIONS PRECEDENT TO THE CLOSING

         4.1 Conditions Precedent to Purchaser's and Seller's Obligations. The obligations on the part of each of Purchaser and Seller to consummate the transactions to be consummated by it at the Closing pursuant to this Agreement are subject to the Bankruptcy Court's entry of the Order at the conclusion of the Hearing.

                  4.1.1 Compliance with this Agreement. Seller and Purchaser, as the case may be, shall have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including delivery to Purchaser or Seller, as the case may be, of all of the items to be delivered by Seller or Purchaser, as the case may be, pursuant to Section 2.2. Seller's obligation to deliver title and possession of the Inventory shall be satisfied by placing Purchaser in possession and control of the Riverboat and by delivery of a bill of sale of the items set forth on Exhibit B.

         4.2 Conditions Precedent to the Obligations of Purchaser. The obligations on the part of Purchaser to consummate the transactions to be consummated by it at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 4.2, any of which may be waived by Purchaser in its sole discretion.

                  4.2.1 Material Adverse Change. There shall have occurred no casualty or loss materially adversely affecting the physical condition or seaworthiness of the Riverboat.

                  4.2.2 Adoption of Order; No Stay of Order. The Bankruptcy Court shall have adopted and approved the Order in substantially the form attached hereto as Exhibit C and, subject to the last two sentences of
Section 2.1, there shall be no order, injunction or other legal restraint against Seller's performance of the Agreement.

                  4.2.3 Representation of Title. Seller shall represent and warrant at the Closing that it is the sole and exclusive owner of the Riverboat and that it has granted no licenses or leases with respect to the Riverboat.




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                                    ARTICLE V
                           AGREEMENTS PENDING CLOSING

         5.1 Agreements of Seller Pending the Closing. Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by
Purchaser:

                  5.1.1 Bankruptcy Court Approval. Seller shall immediately prepare and file a written motion (the "Motion") with the Bankruptcy Court seeking entry of the Order, in the form attached hereto as Exhibit C, at a hearing (the "Hearing") to be held before the Bankruptcy Court on May 25, 1999 or such other date as soon as possible after May 25, 1999, subject to the availability of the court. The Motion shall not request any auction or bidding process.

                  5.1.2 Maintenance of Physical Assets. Seller shall continue to maintain and service the physical assets, including the Riverboat, used in the conduct of the operation of the Riverboat, consistent with current practice.

                  5.1.3 Insurance. Seller shall maintain in full force and effect, and at least at such levels as are in effect on the date hereof, if any, all insurance policies held with respect to the Riverboat as of the date of this Agreement. Seller shall cause Purchaser to be an additional named insured under such policies. All proceeds payable under such policies arising from a loss thereunder occurring between the date of this Agreement and the Closing Date, shall be paid as follows: (a) to Seller if the Closing does not take place, or
(b) to Purchaser, if the Closing does take place, up to an amount equal to the lesser of (i) $3.2 million and (ii) the fair market value of the Inventory, and the balance, if any, to Seller.

                  5.1.4 Exclusivity and Auction. Following execution of this Agreement by Purchaser, Seller shall not, (i) directly or indirectly, sell or encumber all or any part of the Riverboat, or (ii) initiate or participate in any discussions or negotiations or enter into any agreement to directly or indirectly do any of the foregoing.

                  5.1.5 Access. From and after execution of this Agreement by Purchaser, Seller shall give to Purchaser and its representatives reasonable access to and the right to inspect, during normal business hours, the Riverboat and shall permit them to consult with Seller and its agents for the purpose of making such investigation of the Riverboat as Purchaser shall reasonably desire to make. Seller shall immediately furnish to Purchaser all Information as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Riverboat as Purchaser may request from time to time.

                  5.1.6 Material Adverse Change. From the date hereof through the Closing, each of Seller and Purchaser shall promptly inform the other party, in writing, of any actual or threatened change in the physical condition or seaworthiness of the Riverboat, of which it has notice, which have had or are reasonably likely to cause a material and adverse effect on the physical condition or seaworthiness of the Riverboat or the consummation of the transactions contemplated under this Agreement.


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                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1      Termination.

         Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated only:

                  6.1.1 by Purchaser or Seller in the event that (i) the Order is not adopted in substantially the form attached hereto as Exhibit C,
(ii) the Bankruptcy Court orders that an auction for the Riverboat be conducted prior to the approval of this Agreement, or (iii) any stay of the Order is not vacated as contemplated pursuant to Section 2.1 hereof; or

                  6.1.2 by Purchaser in the event that (i) Seller is unable to or fails to deliver title to the Riverboat to Purchaser at the Closing, (ii) Seller is in material breach of any covenant of this Agreement, and such breach remains uncured, if capable of being cured, for a period of 10 days following delivery of notice of such breach or (iii) any condition precedent to Purchaser's obligations under this Agreement is not satisfied; or

                  6.1.3 by Seller in the event that (i) Purchaser fails to close when required to do so or is otherwise in material breach of any covenant and such breach remains uncured, if capable of being cured, for a period of 10 days following delivery of notice of such breach or (ii) any condition precedent to Seller's obligations under this Agreement is not satisfied.

                  6.1.4 In the event of termination of this Agreement by Seller pursuant to Section 6.1.3(i), written notice thereof shall forthwith be given to the Purchaser, Seller shall retain the Deposit and Purchaser shall forfeit all rights thereto and Seller shall retain its rights to seek monetary damages or specific performance from Purchaser. In the event of termination of this Agreement by Purchaser pursuant to Sections 6.1.2(i) or (ii), written notice thereof shall forthwith be given to Seller, the Deposit shall be returned promptly to Purchaser and Purchaser shall retain its rights to seek specific performance. In the event of termination of this Agreement by Purchaser or Seller pursuant to Section 6.1.1, or by Purchaser pursuant to Section 6.1.2(iii), or by Seller pursuant to Section 6.1.3(ii), the Deposit shall be returned promptly to Purchaser, this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective obliges, directors or affiliates).

         6.2 Brokers' and Finders' Fees. Purchaser warrants to Seller that it has not retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated under this Agreement. Seller warrants to Purchaser that it has retained and authorized Selling Agent to act as its agent for purposes of the sale of the Riverboat and that it has not retained or authorized any other investment banker, broker, finder or other intermediary to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated under this Agreement. Any commissions, fees, expenses, reimbursements or other amounts of any nature whatsoever that may be owed to Selling Agent are the sole and exclusive obligation of Seller and such amounts shall not, in any way, or under any circumstance, be chargeable to Purchaser or the Riverboat. Purchaser, on the one hand, and Seller, on the other hand, agree to indemnify, defend and hold the other party and their respective affiliates harmless from and against any losses, claims, liabilities, costs or expenses incurred by them as a result of Purchaser's or Seller's, respectively, dealings with any such person, as the case may be.




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         6.3      Expenses. Each party hereto shall pay its own expenses
incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         6.4 Entire Agreement. This Agreement, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by all of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subjec0t matter hereof, whether written or oral, are superseded by this Agreement.

         6.5 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties; provided, however, that Purchaser may assign the right to take title to the Riverboat under this Agreement to an affiliate of Purchaser without obtaining such consent so long as Purchaser continues to be obligated in accordance with the terms of this Agreement and agrees to cause such affiliate to perform Purchaser's obligations under this Agreement.

         6.6 Notices. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and delivered personally, by overnight delivery with a nationally recognized delivery service or sent by registered or certified mail, postage prepaid, return receipt requested with an additional copy sent by facsimile (and confirmed by registered or certified mail or overnight delivery), each addressed as follows:

as to Seller: Capitol Queen & Casino, Inc., 740 S. Decatur Boulevard, Las Vegas, Nevada 89103;

with copies to: Georganne W. Bradley, Esq., Bernhard & Leslie, Chtd., 3980 Howard Hughes Parkway, Suite 550, Las Vegas, Nevada 89109 and Jonathan L. Flaxer, Esq., Winick & Rich, P.C., 919 Third Avenue, New York, New York 10022;

as to Purchaser: The Delta Queen Steamboat Co., c/o American Classic Voyages Co., Two North Riverside Plaza, Suite 200, Chicago, IL 60606, Attention: Jordan
B. Allen, Esq., Executive Vice President and General Counsel, Fax: (312)
466-6151;

with a copy to: Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Suite 4200, Chicago, Illinois 60603; Attention: David S. Stone, Esq., Fax: (312) 269-8869.

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or by overnight delivery against receipt or received by facsimile or, if mailed, on the third business day next following the date on which it shall have been deposited in the mails.

         6.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the United States Bankruptcy Code and the internal laws of the State of Nevada. Seller and Purchaser agree that the Bankruptcy Court shall have exclusive personal and subject matter jurisdiction of any dispute, action or other proceeding arising out of or otherwise relating to this Agreement, to which Purchaser and any assignee thereof irrevocably submits.


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         6.8      No Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and they shall not be construed as conferring any rights on any other persons.

         6.9 Interpretation. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity; any use of the term "include" or "including" shall mean "including without limitation"; and any use of "hereof," "hereto," "herein" or "hereunder" shall mean this Agreement.

         6.10 Schedules and Exhibits. All schedules and exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         6.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.




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



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


CAPITOL QUEEN & CASINO, INC.               THE DELTA QUEEN STEAMBOAT CO.


By:   /s/ Bruce Becker                     By:  /s/ Jordan B. Allen
   -----------------------------------        ----------------------------------
Title:  President                          Title:  Executive Vice President
      --------------------------------           -------------------------------




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

                                                                       EXHIBIT A


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made this 28th day of April, 1999, by and among CAPITOL QUEEN & CASINO, INC., a Missouri corporation, as debtor-in-possession ("Seller"), THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation ("Purchaser") and BERNHARD AND LESLIE, CHTD., as escrowee (the "Escrowee").

                              Preliminary Recitals

         A. Seller and Purchaser are parties and subject to that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement is attached to and by this reference made a part of this Escrow Agreement. Unless otherwise defined in this Escrow Agreement, any capitalized term used herein shall have the meaning ascribed to such term in the Asset Purchase Agreement.

         B. Section 1.4 of the Asset Purchase Agreement requires Purchaser to deposit Three Hundred Twenty Thousand Dollars ($320,000.00) in escrow with the Escrowee subject to the terms of Section 6 of the Asset Purchase Agreement and in accordance with and subject to the terms of this Escrow Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Preamble; Preliminary Recitals. The Preamble and Preliminary Recitals set forth above are hereby incorporated in and made a part of this Escrow Agreement.

         2. Deposit of Escrowed Funds. Simultaneously with the execution of this Escrow Agreement, Purchaser has deposited Three Hundred Twenty Thousand Dollars ($320,000.00) (the "Escrowed Funds") with the Escrowee subject to the terms of Section 6 of the Asset Purchase Agreement. As used in this Escrow Agreement the term "Escrowed Funds" includes the original deposit and all interest accrued thereon.

         3. Investment of and Accounting for Escrowed Funds. The Escrowee shall hold and maintain the Escrowed Funds in its name as Escrowee under this Escrow Agreement in a segregated account. The Escrowee shall invest and reinvest the Escrowed Funds solely in any one or more of the following:

              a. marketable obligations of or guaranteed by the United States of America; or

              b. a savings account in, or certificates of deposit or banker's acceptances issued by, Colonial Bank or any other national bank having a combined capital, surplus and undivided profits of not less than $250 million.

              Subject to the limitations set forth in this Section, the Escrowee shall invest the Escrowed Funds on the written direction of Seller and Purchaser or, in the absence of such direction, as the Escrowee determines.

         4. Release of Escrowed Funds. The Escrowee shall disburse the Escowed Funds as follows:

              a. Upon the Closing under the Asset Purchase Agreement, the Escrowee shall disburse the original deposit to Seller by wire transfer to such bank account as shall be designated in writing by Seller, and any interest on the original deposit to Purchaser as directed by Purchaser.

              b. In the event the Asset Purchase Agreement is terminated in accordance with Section 6.1.1, 6.1.2 or 6.1.3 (ii) thereto, Purchaser shall notify Escrowee of such termination (a "Purchaser's Certificate") and direct the Escrowed Funds be returned to Purchaser. Escrowee shall then promptly notify Seller of the receipt of the Purchaser's Certificate. Escrowee shall return the Escrowed Funds to Purchaser five (5) business days after the receipt of the Purchaser's Certificate unless Seller shall within said five (5) business days send to Escrowee a written objection to the Purchaser's Certificate certifying that Purchaser is not entitled to the Escrowed Funds.

              c. In the event Seller terminates the Asset Purchase Agreement in accordance with Section 6.1.3 (i), Seller shall notify Escrowee of such termination (a "Seller's Certificate") and direct the Escrowed Funds be disbursed to Seller. Escrowee shall then promptly notify Purchaser of the receipt of the Seller's Certificate. Escrowee shall disburse the Escrowed Funds to Seller five (5) business days after the receipt of the Seller's Certificate unless Purchaser shall within said five (5) business days send to Escrowee a written objection to the Seller's Certificate certifying that Purchaser is not entitled to the Escrowed Funds

              d. The Escrowee shall pay or release Escrowed Funds to a party at the address at which the party then is to receive notices under this Escrow Agreement.

         5.   Limitations on Liability of Escrowee; Indemnification.

              a. Investments. The Escrowee shall have no responsibility or liability for any diminution of the Escrowed Funds that may result from any investment made pursuant to the terms of this Escrow Agreement.

              b. Signatures and Documents. The Escrowee shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any arbitration or judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrowee may require such evidence, documents, certificates or opinions, as it deems appropriate.

              c. Interpleader. Before taking any action under this Escrow Agreement if in doubt regarding its obligations, the Escrowee may seek instructions from Seller and Purchaser or if such instructions are in conflict, file an appropriate action with, and seek instruction from an arbitrator or any court of competent jurisdiction, in accordance with the terms and provisions of this Escrow Agreement.

              d. Limited Duties. The duties and obligations of the Escrowee under this Escrow Agreement shall be governed solely by the provisions of this Escrow Agreement. The Escrowee shall have no duties other than the duties expressly imposed upon it in this Escrow Agreement and shall not be required to take any action other than in accordance with the terms hereof.

              e. Amendment and Modification. The Escrowee shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation or rescission of this Escrow Agreement, unless in writing and signed by or on behalf of Seller and Purchaser and, if the duties of the Escrowee are affected thereby, unless and until it shall have given its written consent to the notice or demand.

              f. Good Faith. In the event of any controversy or dispute under this Escrow Agreement or with respect to any question as to the construction of this Escrow Agreement, or any action to be taken by the Escrowee hereunder, the Escrowee shall incur no liability for any action taken or suffered in good faith. The Escrowee shall be liable only for gross negligence or willful misconduct on its part.

              g. Indemnification. Purchaser and Seller jointly and severally shall forever indemnify, defend and hold harmless the Escrowee from and against any costs, losses, expenses (including reasonable attorneys' fees), damages, liabilities and judgments incurred by the Escrowee as a consequence of any action taken or omitted to be taken by it in the performance of its obligations under this Escrow Agreement, with the exception of any costs, losses, expenses, liabilities and damages arising from the Escrowee's gross negligence or willful misconduct.

         6. Fees and Expenses of Escrowee. The Escrowee's fees for its services under this Escrow Agreement shall be $100.00 and shall continue as long as the Escrowee holds any portion of the Escrowed Funds. Seller and Purchaser shall share the fees and all expenses of the Escrowee (including fees and disbursements of counsel) equally and shall pay or reimburse the Escrowee for same promptly. The Escrowee shall have a lien on the Escrowed Funds as security for payment of all amounts payable to it under this Escrow Agreement.

         7. Notices and Communications. Any notice of other communication under this Escrow Agreement shall be in writing or by written telecommunication. A notice or other communication to a party shall be deemed to have been duly given or made on the earlier of (a) the date of receipt and (b) three (3) business days after the date posted by registered or certified mail, return receipt requested, in any post office in the United States of America, postage prepaid, and addressed to the party at the address set forth below or at such other address as such party shall designate by written notice to the other parties

                  IF TO SELLER:

                                    Capitol Queen & Casino, Inc.
                                    740 S. Decatur Boulevard
                                    Las Vegas, Nevada  89103
                                    Attn:   Bruce Becker

                  with copies to:

                                    Georganne W. Bradley, Esq.
                                    Bernhard & Leslie, Chtd.
                                    3980 Howard Hughes Parkway, Suite 550
                                    Las Vegas, Nevada 89109

                                              AND

                                    Jonathan L. Flaxer, Esq.
                                    Winick & Rich, P.C.
                                    919 Third Avenue
                                    New York, New York  10022

                  IF TO PURCHASER:

                                    The Delta Queen Steamboat Co.
                                    c/o American Classic Voyages Co.
                                    Two North Riverside Plaza, Suite 200
                                    Chicago, Illinois 60606
                                    Attn: Jordan B. Allen, Esq.
                                          Executive Vice President
                                          and General Counsel
                                    Fax No.:  312/466-6151

                  with a copy to:

                                    Seyfarth, Shaw, Fairweather & Geraldson
                                    55 East Monroe Street, Suite 4200
                                    Chicago, Illinois 60603
                                    Attn: David S. Stone, Esq.
                                    Fax No.: 312/269-8869

         8. Term; Amendments; Successors. This Escrow Agreement shall continue until the date on which all of the Escrowed Funds have been distributed as provided in Section 4 hereof, may be amended only as provided herein and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Escrow Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

         10. Successor Escrowee. The Escrowee may resign upon ten (10) business days' written notice to Seller and Purchaser. Upon the resignation of Bernhard and Leslie, Chtd. as the Escrowee, Winick & Rich, P.C. shall become the successor escrowee or Seller and Purchaser shall appoint a successor escrow agent or otherwise provide for the disposition of the Escrowed Funds by joint notice in writing to the Escrowee. The Escrowee shall pay over the Escrowed Funds, less its unpaid fees and expenses, as provided in the notice.

         11. Entire Agreement. This Escrow Agreement contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Escrow Agreement.

         12.  Miscellaneous.

              a. Headings. The headings set forth in this Escrow Agreement are for convenience of reference only and do not, and shall not be construed to, limit or otherwise define the terms or provisions of this Escrow Agreement or otherwise have any substantive effect.

              b. Gender. As used in this Escrow Agreement, where appropriate, the singular shall include the plural, and the masculine, the feminine and neuter genders, and vice versa.

              c. Invalidity. If any term or provision of this Escrow Agreement is held to be invalid as applied to any fact or circumstance, it shall be modified to the minimum extent necessary to render it valid and in any event shall not affect the validity of any other term or provision or of the same term or provision as applied to any other fact or circumstance.

              d. State Law. This Escrow Agreement is made in, and shall be construed and enforced in accordance with, the internal (and not the conflicts) laws of the State of Nevada.

              e. Exclusive Benefit. This Escrow Agreement is binding on and shall inure to the exclusive benefit of the parties hereto and their respective beneficiaries, representatives, successors and assigns and not to the benefit of any third party.

              f. Cooperation. The parties are entering into this Escrow Agreement in a spirit of good faith and shall cooperate with one another in making effective all the terms and provisions of this Escrow Agreement. Before, at and, as the case may be, after closing each party shall execute, acknowledge and deliver such documents and take any and all other actions necessary or proper to render all the terms and provisions of this Escrow Agreement effective and to enable the party requesting the cooperation to exercise and enjoy the rights granted to it in or contemplated by this Escrow Agreement.

              g. No Waiver. No delay or failure (or repeated delays or failures) in exercising any right, power or privilege under this Escrow Agreement shall operate as a waiver of the right, power or privilege (or of any other right, power or privilege). No waiver of a breach of a provision shall constitute a waiver of a breach of any other provision or of a prior or subsequent breach of the same provision. No extension of time of performance of an act or obligation under this Escrow Agreement shall constitute an extension of time of performance of any other act or obligation.

              h. Escrowee's Right to Represent Seller. Escrowee has agreed to act hereunder as an accommodation to both Purchaser and Seller. In the event of any dispute, Escrowee may continue to act as legal counsel for Seller and to represent Seller in any such dispute.

              i. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures. This Escrow Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Escrow Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

                                 SELLER:

                                 CAPITOL QUEEN & CASINO, INC.,
                                 a Missouri corporation, as Debtor-in-Possession


                                 By:
                                    ------------------------------------
                                 Its:
                                     -----------------------------------

                                 PURCHASER:

                                 THE DELTA QUEEN STEAMBOAT CO.,
                                 a Delaware corporation


                                 By:
                                    ------------------------------------
                                 Its:
                                     -----------------------------------

                                 ESCROWEE:

                                 BERNHARD AND LESLIE, CHTD.


                                 By:
                                    ------------------------------------

-
                                                                       EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY


    Pilot House Top
  1   One (1) triple trumpet Kahlenberg Horn with whistle light.
  2   Two (2) 16" incandescent carlisle finch 1000W searchlights P/S
  3   One (1) Furuno GAASFET 1730 Radar Scanner
  4   Two (2) VHF Radio Antennas

    Pilot House Interior
  1   One (1) ICOM 55 channel VHF Radio - Model IC-M125
  2   One (1) SI-TEX, 55 channel VHF Radio - Model 950A
  3   Hose-McCann multiple station phone system - hand operated
  4   One (1) Furuno GAASFET 1730 Control station
  5   One (1) Datamarine DART 4 2490 Depthsounder - Bronze thru hull transducer
  6   One (1) Datamarine DART 240 2000 Depthsounder - Bronze thru hull transducer
  7   One (1) Control General Rudder Indicator
  8   One (1) New 58" wooden ships wheel
  9   Control General dual system steering controls
  10  One (1) audible general alarm
  11  System (3) Cerberus Alarm & Monitor Panel - (74) Stations
  12  One (1) ADT Fire Alert Monitor System
  13  One (1) Control Systems Fire Pump Monitor & Controls
  14 Main Engine Bow Thruster Instruments: Tachometer, Hours, Water & Lube Oil 15 Control General Shaft RPM for both engines
  16  ICOM Loudhailer
  17  PACE P.A. Monitor

    Bridge Deck - Open Area
  1   Four (4) Fiberglass Deck Box lifejacket containers - 34 persons
  2   Two (2) 1 1/2" 100' Firehoses with Bronze nozzle
  3   One (1) 10" Bronze bell on centerline FWD Bulkhead of Pilot House
  4   One (1) Control General Stbd Bridgewing control station.
  5   One (1) Hose McCann Sound Powered Phone - side of control station
  6   Two (2) Atlas Soundlier Speakers - P/S of Pilot House

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY


    Texas Deck
    Exterior / Fwd to Aft
  1   Four (4) Dock Box fiberglass lifejacket containers - port
  2   Four (4) Dock Box fiberglass lifejacket containers - stbd
  3   One (1) 1 1/2" 100' Firehose with Bronze nozzle - port
  4   One (1) 1 1/2" 100' Firehose with Bronze nozzle - stbd
  5   One (1) Fire Ax & Life ring on bulkhead
  6   Two (2) Atlas Soundlier Speakers - P/S
  7   Two (2) 1000W Mercury Vapor Lamps - P/S + Two (2) on AFT Bulkhead
  8   Two (2) T3 Lamps FWD/AFT of Life rafts - P/S
  9   Four (4) Zodic 25-person life rafts - P/S
  10  Two (2) 3-person 16' Aluminum Rescue Boats - P/S
  11 Two (2) manual operated winches with steel cable for rescue boats - P/S 12 Four (4) Bose Speakers under cover
  13  Seven (7) exterior globes with guard - Stbd
  14  Nine (9) exterior globes with guard - Port
  15 Sixteen (16) exterior globes with guard - under cover + (2) AFT stairwell - P/S
  16  One (1) ABC Grade 2 - Forged steel spare shaft
  17  Two (2) Five (5) blade stainless steel spare propellers

    Interior / FWD
  1   USCG life jackets model 8830 - USCG No. 160.055/149/0 - Hundreds
  2   Firestation #24 - One (1) 1 1/2" firehose with Bronze nozzel
      One (1) 10# ABS Amerex Extinguisher
  3   One (1) Emergi-Lite on Bulkhead
  4   Four (4) rolls Axminister carpet
  5   Six (6) overhead Bose Speakers
  6   Fourteen (14) 6" can lights in overhead

    Interior / AFT space with Bar
  1   Two (2) Emergi-lites
  2   Six (6) overhead Bose Speakers
  3   Twenty-four (24) 6" can lights

    Emergency Diesel Room - Same Deck
  1   Two (2) Feather Brand wooden oars
  2   Two (2) Evin Rude 25 HP outboard engines - for rescue boats
  3   One (1) Amerex 10# ABC Fire extinguisher STA#23

    Hurricane Deck / Exterior
  1   Four (4) fiberglass Dock Box life jacket containers - 34 persons

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY


  2   One (1) 1000W Mercury vapor lamp FWD on centerline
  3   One (1) 1000W Mercury vapor lamp FWD end of passageway
  4   Four (4) Atlas Soundlier speakers - P/S
  5   One (1) Fire Ax and Life ring
  6   Eleven (11) outside globes with Guard - Port
  7   Eleven (11) outside globes with Guard - Stbd
  8   Three (3) Dual plug outlets - P/S
  9   One (1) Hose bib - Port side under stairwell

    Hurricane Deck / Interior
    FWD Space
  1   Life Jackets - 135 units

  2   One (1) 1 1/2" Hose 100' with Bronze nozzel - Station #20
  3   One (1) ABC 10# CO2 - Station #19
  4   Twenty (20) 6" can lights
  5   Six (6) overhead Bose Speakers
  6   Fifteen (15) 2" high intensity cans

    AFT Space
  1   One (1) ABC 10# Extinguisher - Station #20
  2   One (1) ABC 10# Extinguisher/100' hose 1 1/2" with Bronze nozzle -
      Station 21
  3   One (1) 1 1/2" Hose 100' with Bronze nozzel - Station #22
  4   One (1) 1 1/2" Hose 100' with Bronze nozzel - Station #23

    STBD Soffet / Overhead
  1   Fifteen (15) 6" cans
  2   Six (6) overhead Bose Speakers
  3   Nine (9) 2" high intensity cans

    PORT Side Fwd / Overhead
  1   Twenty-One (21) 6" cans
  2   Nine (9) Bose speakers

    On Centerline / Overhead
  1   Fifty-seven (57) 6" cans
  2   Forty-two (42) 2" high intensity cans
  3   Seventeen (17) Dose Speakers
    On Centerline / On deck
  1   Thirteen (13) 5 gal pails Selby Levelite
  2   Seven (7) rolls Axminster Carpet
  3   Four (4) Emergi-Lite

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY


    Exterior / AFT
  1   Four (4) Dock Box fiberglass life jacket containers - 34 persons
  2   One (1) 1000W Mercury Vapor Lamp - P/S
  3   Six (6) Globes with guards - P/S
  4   One (1) Hose bib - P/S
  5   One (1) Duplex outlet - P/S
  6   Two (2) Atlas Soundlier Speakers - P/S

    Boiler Deck
    Exterior / FWD
    Port
  1   Twelve (12) Globes with guards
  2   Four (4) Atlas Soundlier Speakers
  3   One (1) Hose bib - fwd
  4   Three (3) Duplex outlets

     Stbd
  1   One (1) 1 1/2" Hose 100' with bronze nozzel - Station #14
  2   One (1) Fire Ax
  3   Eleven (11) lights with globes
  4   Four (4) Atlas Soundlier Speakers
  5   One (1) 1000W Mercury Vapor Lamp
  6   Two (2) Duplex outlets

    Interior / FWD
  1   One (1) ABC 10# Extinguisher - Station #16
  2   One (1) 1 1/2" firehose 100' with bronze nozzel
  3   One (1) Roll carpet
  4   Two (2) Emergi-Lites
  5   Twenty-five (25) 6" can lights
  6   Eight (8) Bose speakers

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY



    Interior / AFT
  1   One (1) ABC 10# Extinguisher - Station #17
  2   One (1) 1 1/2" firehose 100' with bronze nozzel - Station #16
  3   One (1) 1 1/2" firehose 100' with bronze nozzel - Station #17
  4 One (1) ABC 10# Extinguisher/100' 1 1/2" Firehose with Bronze nozzle - Station #18
  5   Five (5) Emergi-Lites
  6   Fifty-seven (57) 6" soffet cans / Twenty-two (22) Bose Speakers
  7   Five (5) High intensity 2" cans
  8 Fifty-seven (57) 6" cans (copper overhead) / Thirty-six (36) 2" high intensity cans
  9   Two (2) Chandeliers
  10  Sixteen (16) Bose Speakers (copper overhead)
  11  Four (4) rolls carpet

    Main Deck / Exterior
  1   Ten (10) Global lights with guards - P/S
  2   Three (3) Atlas Soudlier Speakers - P/S
  3   One (1) 1000W Mercury Vapor Lamp - P/S
  4   Four (4) fiberglass Dock Box life jacket containers - 34 person
  5   One (1) Fire Ax on bulkhead
  6   One (1) slide board anchor on centerline (no chain)

    Interior FWD
  1   Two (2) rolls carpet
  2   Three (3) Appleton Shore Connection Plugs
  3   Eighteen (18) Worcester Stair treads
  4   Seven (7) Rug Boarders
  5   One (1) Wooden paddle
  6   One (1) 1 1/2" firehose with bronze nozzle - Station #11
  7   One (1) ABC 10# Extinguisher - Station #12
  8   Two (2) Emergi-Lites
  9   Life Jackets - Numerous
  10  Twenty-five (25) 6" cans
  11  Six (6) Bose Speakers

    Interior AFT
  1 One (1) ABC 10# Extinguisher/100' 1 1/2" Firehose with Bronze nozzle - Station #13
  2 One (1) ABC 10# Extinguisher/100' 1 1/2" Firehose with Bronze nozzle - Station #12
  3   One (1) ABC 10# Extinguisher - Station #14

    Interior AFT - On Deck Port Side
  1   Twenty (20) boxes Fresco / 25 units 24" x 24"

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY


  2   Six (6) sets table spiders
  3   Three (3) boxes small spiders
  4   Six (6) 36 x 36 table tops
  5   Six (6) boxes / 2 ea - 24" x 48" Table Tops
  6   One (1) Track Air / Air Fryer
  7   Two (2) boxes of signage
  8   One (1) HATCO food machine
  9   One (1) Panasonic Microwave
  10  One (1) Popcorn Machine
  11  One (1) Electric Pizza Oven
  12  Two (2) office chairs
  13  One (1) Bookcase
  14  Three (3) Hump Racks
  15  One (1) Parabolick fixture
  16  One (1) Natcho Machine
  17 Twenty-eight (28) boxes - 2 chairs ea - white frame- mulberry cushion 18 Three (3) section Banquet
  19  One (1) set metro shelving
  20  Seven (7) Atlas Soundlier Power Racks
  21  One (1) desk
  22  Four (4) Token cabinets
  23  One (1) box safety equipment / Signage
  24  One (1) box parts for air fryer
  25  One (1) box serving station
  26  Eight (8) boxes / 2 chairs ea
  27  Three (3) boxes glass mirrors
  28  One (1) massage table
  29  Fourty (40) 6" cans on soffet
  30  Fourty-three (43) 6" cans inboard soffet
  31  Thirteen (13) Bose speakers in soffet
  32  Nine (9) Bose speakers in inboard soffet
  33  Nine (9) rolls of carpet

    Main Deck / Outside AFT
  1   Two (2) 1000W Mercury Vapor Lamps
  2   Five (5) Atlas Soudlies Speakers
  3   Thirteen (13) globes with guards

    Bow Thruster Room
  1   One (1) 1 1/2" firehose 100' with bronze nozzle
  2   One (1) 5# ABC Amerex entinguisher
  3   Passageway going aft

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY




      One (1) ABC 5# Amerex extinguisher #2 station
      Emergi-Lite / 3 units
      One (1) 5# Amerex extinguisher / One (1) 1 1/2" 100' firehose with bronze nozzle - station #3
  4   Five (5) Bose speakers to 1st WTD

    Between WTD
  1   One (1) firehose 1 1/2" 100' with bronze nozzle
  2   Four (4) Bose ceiling speakers
  3   Two (2) Emergi-lites

    Aft of 2nd WTD
  1   One (1) firehose 1 1/2" 100' with bronze nozzle - station #4
  2   One (1) 2.5 # ABC Amerex Extinguisher - Station #5
  3   Six (6) Bose Speakers
  4   One (1) Fire Ax
  5   Four (4) Emergi-Lites
  6   Ten (10) Surveliance Racks - No Equipment

    Aft Area
  1   One (1) liquor tru-measure sys - wall mounts only + misc. plastic tubes
  2   Four (4) Stainless steel racks
  3   Two (2) carbonator pumps for TMI system
  4   One (1) master built beer cooler with fan coils
  5   Two (2) Manitowoc Series 1800Ice Machines
  6   One (1) 2.5# Amerex ABC Extinguisher - Station #6

    Engine Spaces
  1   Misc. hoses & entinguishers

    Bar Equipment
      One (1) Delfield Undercounter Refrigerator/Freezer Model# 406/407 w/cord and plug
      One (1) Hobart Undercounter Dishwasher Model #LX18
      One (1) Delfield Refrigerated Display Case Model #9048
      One (1) Traulsen Glass Door Refrigerator Model #G11010
      One (1) American Permanent Ware Bun Warner Model #WD-2B

    Bar Equipment - Cont.
      One (1) Custom S/S Wall Shelf 24"L x 1'6"D
      One (1) Custom S/S Counter "u" shaped, 30"Dx36"H including Serap chute, trash can, and drawer assemblies
      One (1) Perlick Bottle cooler Model #7260
      One (1) National Bar System Bar Sink (3) compartment Model# NCWS-03-60 One (1) National Bar System Liquor Display Model# NPLDS-48

                                                                EXHIBIT B
                                MV CAPITOL QUEEN
                                VESSEL INVENTORY



      One (1) Perlick Back Bar Refrigerator Model# C5064E-SCHP
      One (1) National Bar System Jockey Station w/ sealed-in cold plate
      Two (2) National Bar System Blender/Mixer Station Model #NCMSD-18
      One (1) National Bar System Jockey Station w/ sealed-in cold plate Model #NCJS-12-42
      One (1) Perlick Bottle cooler Model #7260
      One (1) National Bar System Bar Sink (3) compartment Model# NCWS-03-60 One (1) National Bar System Liquor Display Model# NPLDS-48
      One (1) National Bar System Jockey Station w/ sealed-in cold plate Model #NCJS-16-48
      One (1) Perlick Bottle cooler Model #7260
      One (1) Stero Dump Sink Model #SW-46C
      One (1) Stero Glass Washer Model #DF.208/1 w/ cord and plug
      One (1) National Bar System Drainboard Model# NPDC-18
      One (1) National Bar System Liquor Display Model# NPLDS-48
      One (1) Perlick Back Bar Refrigerator Model# C5064E-SCHP
      One (1) National Bar System Jockey Station w/ sealed-in cold plate Model #NCJS-16-48
      Two (2) National Bar System Blender/Mixer Station Model #NCMSD-18
      One (1) National Bar System Jockey Station w/ sealed-in cold plate Model #NCJS-12-42
      Eight (8) Intermetro Metroseal II Shelving 2442NK2
      Eight (8) Intermetro Metroseal II Shelving 2442NK2
      Sixteen (16) Intermetro Metroseal II Shelving 2442NK2
      Thirty-two (32) Intermetro Metroseal II Shelving 74PK2
      Two (2) Intermetro Beer Keg Shelving 2KR345DC rack
      Two (2) Intermetro Beer Keg Shelving 2KR345DC rack chrome finish
      Two (2) Manitowoc Ice Cuber Model #1350-56S
      Sixteen (16) Intermetro Liquor Shelving 3048NC
      Twelve (12) Intermetro Liquor Shelving 3060NC
      Four (4) Intermetro Liquor Shelving 3072NC
      Thirty-two (32) Intermetro Liquor Shelving 74P Chrome finish
      One (1) National Bar System Jockey Station w/ sealed-in Cold Plate Model #NCJS-12-42
      Two (2) National Bar System Blender/Mixer Station Model #NCMSD-18

                                                                      EXHIBIT  C


                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF NEVADA


In Re:                                          Case No. BK-S-98-22172

CAPITOL QUEEN & CASINO, INC.                    In Proceedings Under Chapter 11
a Missouri Corporation,
                                                Date of Hearing:  5/25/99
                  Debtor.                       Time of Hearing:  3:00 p.m.


--------------------------------------------------------------------------------

                    ORDER APPROVING SALE OF PERSONAL PROPERTY
                FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES

         A hearing having been concluded on the 25th day of May, 1999, on the motion (the "Motion") of the Debtor and Debtor-in-Possession, Capitol Queen & Casino, Inc. ("CQC"), for authority to sell and convey CQC's floating casino vessel known as the M/V Capitol Queen (the "Riverboat"), the Inventory and Information (each as defined in the Agreement) (the Riverboat, Inventory and Information collectively referred to as the "Riverboat Assets") in accordance with the Asset Purchase and Sale Agreement between CQC and The Delta Queen Steamboat Co. ("Delta Queen") dated April ___, 1999 (the "Agreement"); and Georganne W. Bradley of the law firm of Bernhard & Leslie, CHTD, having appeared on behalf of CQC; Jonathan L. Flaxer of the law firm of Winick & Rich, P.C., having appeared on behalf of IBJ Whitehall Bank and Trust Company ("IBJ Whitehall"); Brian J. Holthus of the law firm of Jolley, Urge, Wirth & Woodbury having appeared as local counsel for IBJ Whitehall; and Gus A. Paloian of Seyfarth, Shaw, Fairweather & Geraldson having appeared on behalf of Delta Queen; and other appearances having been noted on the record; and upon the record of the hearing; for good cause appearing.

         1. IT IS HEREBY ORDERED, that CQC be, and hereby is, authorized and instructed to sell the Riverboat Assets to Delta Queen under and in accordance with the Agreement and, upon payment of the consideration recited in the Agreement (the "Proceeds") free and clear of all liens, mortgages, pledges, security interests, claims and encumbrances in accordance with 11 U.S.C. ss.363(l) and the Agreement; and

         2. IT IS FURTHER ORDERED, that any and all valid and perfected liens, mortgages, pledges, security interests, claims and encumbrances on the Riverboat Assets shall attach to the Proceeds; and

         3. IT IS FURTHER ORDERED, that upon the closing of the sale of the Riverboat Assets pursuant to the Agreement, Delta Queen shall acquire good, valid, sole and exclusive title to the Riverboat Assets; and

         4. IT IS FURTHER ORDERED, that any amounts that may be owing to Continental Plants Corp. and Plant and Machinery, Inc. at any time in connection with the sale, maintenance, storage, marketing, preservation or care of the Riverboat Assets shall be payable solely from the proceeds of the sale and neither of them shall have any claim or right to payment against or from Delta Queen or the Riverboat Assets; and

         5. IT IS FURTHER ORDERED, that the Court finds that Delta Queen, as the purchaser of the Riverboat Assets, has provided sufficient evidence of its good faith and therefore, pursuant to ss.363(m) of the Bankruptcy Code, Delta Queen is a purchaser in good faith, as that term is defined in ss.363(m) of the Bankruptcy Code, and all protections and rights accorded by ss.363(m) of the Bankruptcy Code are hereby granted to Delta Queen; and

         6. IT IS FURTHER ORDERED, that CQC be, and it hereby is, authorized to execute any and all documents necessary to effectuate the sale of the Riverboat Assets under the terms and conditions set forth in the Agreement and this Order; and

         7. IT IS FURTHER OREDERED, that the Clerk of Court of the Parish of Jefferson Davis, State of Louisiana and the United States Coast Guard, National Vessel Documentation Center are hereby authorized and instructed to release and discharge all liens or encumbrances recorded of record or otherwise affecting the M/V Capitol Queen, O/N 1023608.

         8. IT IS FURTHER OREDERED, that nothing contained in any plan of reorganization (or liquidation) confirmed in this case or the order of confirmation confirming any plan of reorganization (or liquidation) in this case, nor any order dismissing this case or converting it to a Chapter 7 liquidation shall conflict with or derogate from the provisions of the Agreement or this Order.

         9. IT IS FURTHER ORDERED, that this Court retain jurisdiction (a) to enforce, implement and interpret the terms and provisions of the Agreement and this Order; and (b) to compel any party with custody of the Riverboat Assets to deliver the Riverboat Assets to Delta Queen or its nominee.

         10. IT IS FURTHER ORDERED, that all persons and entities holding any liens, privileges, claims or encumbrances of any kind and nature against or with respect to the Riverboat Assets are hereby barred from asserting such lien, claim, privilege, encumbrance against the Riverboat Assets or Delta Queen, its successors, assigns, or their respective affiliates, shareholders, members, officers, directors or agents.

         11. IT IS FURTHER ORDERED, that the Proceeds may be utilized to pay all sums due the Selling Agent as contemplated in this Court's Order dated ___________, 1999 and in accordance with the Consortium Agreement between CQC and the Selling Agent described in such Order; and the Debtor shall not otherwise use the Proceeds for any purpose pending further order of this Court after notice to parties-in-interest.

DATED this ____ day of May, 1999



                                           -----------------------------
                                           LINDA B. RIEGLE
                                           UNITED STATES BANKRUPTCY JUDGE



Prepared and submitted by:

WINICK & RICH, P.C.
Attorneys for IBJ Whitehall Bank & Trust Company f/k/a IBJ Schroder Bank & Trust Company





By:
   --------------------------------------
         Jonathan L. Flaxer, Esq.
         David M. Olasov, Esq.
         Elizabeth H. Singer, Esq.
         919 Third Avenue, 6th Floor
         New York, NY  10022
         (212) 935-9360